EXHIBIT 23.8

Basaran Nas Serbest Muhasebeci

Mali Müsavirlik A. S.

a member of

PricewaterhouseCoopers

BJK Plaza, Süleyman Seba Caddesi

No.48 B Blok Kat 9 Akaretler

Besiktas 34357 Istanbul-Turkey

www.pwc.com/tr

Telephone: +90 (212) 326 6060

Facsimile: +90 (212) 326 6050

CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Telecom Italia S.p.A. of our report dated 1 February 2002 relating to the 2001 financial statements of Is-Tim Telekomünikasyon Hizmetleri A.S., which appears in the issuer’s Annual Report on Form 20-F for the year ended December 31, 2003.

Basaran Nas Serbest Muhasebeci

Mali Müsavirlik Anonim Sirketi

a member of

PricewaterhouseCoopers

Murat Sancar, SMMM

Istanbul, 4 June 2004